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                               ZAPME! CORPORATION                   EXHIBIT 10.1

             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This Fourth Amended and Restated Investors' Rights Agreement (this "Agreement") is dated as of August 4, 1999 by and among ZapMe! Corporation (the "Company"), and the individuals and entities set forth on EXHIBIT A hereto (individually an "Investor" and collectively, the "Investors").

                                    RECITALS

         WHEREAS, certain of the Investors (the "Prior Holders") and the Company are parties to that certain Third Amended and Restated Investors' Rights Agreement dated as of March 31, 1999 (the "Prior Agreement"), and were granted pursuant thereto certain rights regarding, among other things, financial information, Company Board Meeting visitation, registration of the Company's securities under the Securities Act and Company records inspection (collectively, the "Rights");

         WHEREAS, pursuant to Section 3.4 of the Prior Agreement, the Majority Holders (as defined in the Prior Agreement) may, with the written consent of the Company, amend or waive on behalf of all Holders any provision of the Prior Agreement so long as the effect thereof will not be adverse to the relative rights of a particular class of Holders (as defined in the Prior Agreement) or amend or waive certain rights of Ares or the Ares Affiliates (each as defined in the Prior Agreement);

         WHEREAS, the Investors set forth on Exhibit A under the caption "New Investors" (the "New Investors") in connection with their proposal to purchase shares of the Company's Series E Preferred Stock pursuant to that certain Series E Preferred Stock Purchase Agreement dated of even date herewith (the "Purchase Agreement"), desire to obtain the types of Rights referenced above;

         WHEREAS, the Company and the Prior Holders, to induce the New Investors to purchase the Series E Preferred Stock pursuant to the Purchase Agreement, desire to grant the New Investors the types of Rights referenced above and to amend and restate the Prior Rights Agreement as provided herein;

         WHEREAS, the Company has entered into an agreement with Pacesetter Capital Corporation ("Pacesetter") dated December 11, 1998 (the "Pacesetter Agreement") whereby Pacesetter has arranged, and may in the future arrange, lease or other specific equipment financing for the Company (collectively, the "Lease Transactions") with various lessors (the "Lessors");

         WHEREAS, the Lease Transactions arranged pursuant to the Pacesetter Agreement require the Company to issue certain warrants (the "Warrants") to the Lessors which may be issued to or transferred in full or in part to Pacesetter;

         WHEREAS, the terms of the Warrants provide that the securities issuable upon exercise of the Warrants (the "Warrant Securities") shall have registration rights;

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         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.       RESTRICTIONS ON TRANSFERABILITY OF
         SECURITIES; REGISTRATION RIGHTS.

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

              (a) "Ares Affiliate" shall mean (i) Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. and ZM Co-Investments LLC (collectively, "Ares"); (ii) any affiliate of Ares (provided that any other person whose investment activities are managed or advised under contract by either Ares or another person who manages or advises the investment activities of Ares (a "Manager") or an affiliate of a Manager shall be deemed to be an affiliate of such holder for purposes of this clause ); provided that such person shall only be an Ares Affiliate for so long as such person is an affiliate of Ares or a person the investment or management activities of which are managed or advised by any of the foregoing; (iii) in the event of the dissolution, liquidation or winding up of Ares or other Ares Affiliate that is a corporation or a partnership, the stockholders of any such corporation or the partners of any such partnership, all of the stockholders which in the case of a corporation or all of the partners of which in the case of a partnership are the persons who were the stockholders of any such corporation or the partners of any such partnership immediately prior to the dissolution, liquidation or winding up of such person; or (iv) a trust transferee established to hold Restricted Securities for the benefit of Ares or by an affiliate of Ares.

              (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

              (c) "Common Stock" means the Company's Common Stock, par value $0.01 per share.

              (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

              (e) "Holder" shall mean each Investor which holds Registrable Securities and any assignee or successor thereof which has been transferred Registrable Securities and the rights hereunder in accordance with the provisions hereof.

              (f) "Initiating Holders" shall mean the Investors who, in the case of a demand registration under Section 1.4, are in the aggregate Holders of not less than twenty-five percent (25%) of the outstanding Series C Registrable Securities and Series D Registrable Securities then held by the Holders of Series C Registrable Securities and Series D Registrable Securities; PROVIDED, HOWEVER, that whether or not they are Holders of not less than twenty-five percent (25%) of the outstanding Series C Registrable Securities and Securities Series D Registrable Securities then held by the Holders of Series C Registrable Securities and Series D Registrable Securities, (i) one (1) of


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the three demand registrations available under Section 1.4 may only be exercised by one or more Ares Affiliates for as long as the Ares Affiliates are Holders of not less than 15% of the Series D Registrable Securities originally issued to them on March 31, 1999 and May 28, 1999 (as if the Series D Preferred Stock converted into Common Stock and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) and (ii) one (1) of the three demand registrations available under Section 1.4 may only be exercised by one or more Holders of Series C Registrable Securities who are, in the aggregate, Holders of not less than fifty percent (50%) of the outstanding Series C Registrable Securities then held by the Holders of Series C Registrable Securities for as long as the Holders of Series C Registrable Securities are Holders of not less than 15% of the Series C Registrable Securities originally issued to them on August 27, 1998 (as if the Series C Preferred Stock converted into Common Stock and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like).

              (g) "Investors" and "Investor" are defined in the preamble and shall include any transferee of Restricted Securities in a transfer permitted hereunder.

              (h) "Majority Holders" shall mean the Investor or Investors who in the aggregate hold (or are deemed to hold) EACH OF (i) greater than fifty percent (50%) of the Series C Registrable Securities, (ii) greater than fifty percent (50%) of the Series D Registrable Securities and (iii) greater than fifty percent (50%) of the Series E Registrable Securities.

              (i) "Registrable Securities" shall mean (i) the Wharton Note Shares, (ii) the Series C Registrable Securities, (iii) the Series D Registrable Securities, (iv) the Series E Registrable Securities, (v) only for purposes of all registrations pursuant to Section 1.5 following the first registration thereunder and all registrations on Form S-3 under Section 1.7, the Wharton Warrant Shares, (vi) all shares of Common Stock of the Company now or hereafter held by Pacesetter, Leasing Technologies International, Inc. ("LTI"), Imperial Bank, or any of the Lessors, including, without limitation, the shares of Common Stock issued or issuable upon conversion of the shares of Series D Preferred Stock now or hereafter held by any Lessor (including the Series D Preferred Stock or other securities issued or issuable upon exercise of the warrants to purchase Series D Preferred Stock held by any Lessor) or any shares of Common Stock otherwise issuable under warrants held by any Lessor, and (vii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i)-(vi) above, provided, however, that Registrable Securities shall not include shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

              (j) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.


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              (k)  "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, reasonable fees and disbursements of counsel, including one counsel for all Holders participating in such registration, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

              (l) "Restated Articles" shall mean the Amended and Restated Articles of Incorporation of the Company.

              (m) "Restricted Securities" shall mean the Registrable Securities, shares of Series C Preferred Stock, shares of Series D Preferred Stock, shares of Series E Preferred Stock and the Wharton Warrant.

              (n) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor Rule that may be promulgated by the Commission.

              (o) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor Rule that may be promulgated by the Commission.

              (p) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

              (q) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

              (r) "Series C Registrable Securities" shall mean (i) the shares of Common Stock issued upon conversion or issuable assuming the conversion of the Company's Series C Preferred Stock and any additional shares of Common Stock issued to the holders of the Company's Series C Preferred Stock pursuant to Section 5(b) of Article V(B) of the Restated Articles and (ii) any other shares of capital stock of the Company issued in exchange for any such shares of Common Stock or other shares of capital stock of the Company referred to in this clause (ii) upon a reclassification, merger or other transaction involving the exchange of equity interests in the Company for Common Stock or other shares of capital stock of the Company referred to in this clause (ii) or issued as a distribution thereon.

              (s) "Series D Registrable Securities" shall mean (i) the shares of Common Stock issued upon conversion or issuable assuming the conversion of the Company's Series D Preferred Stock and any additional shares of Common Stock issued to the holders of the Company's Series D Preferred Stock pursuant to Section 5(b) of Article V(B) of the Restated Articles and (ii) any other shares of capital stock of the Company issued in exchange for any such shares of Common Stock or other shares of capital stock of the Company referred to in this clause (ii) upon a reclassification,


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merger or other transaction involving the exchange of equity interests in the
Company for Common Stock or other shares of capital stock of the Company referred to in this clause (ii) or issued as a distribution thereon.

              (t) "Series E Registrable Securities " shall mean (i) the shares of Common Stock issued upon conversion or issuable assuming the conversion of the Company's Series E Preferred Stock and (ii) any other shares of capital stock of the Company issued in exchange for any such shares of Common Stock or other shares of capital stock of the Company referred to in this clause (ii) upon a reclassification, merger or other transaction involving the exchange of equity interests in the Company for Common Stock or other shares of capital stock of the Company referred to in this clause (ii) or issued as a distribution thereon.

              (u) "Wharton Note Shares" shall mean the shares of Common Stock issuable directly or indirectly upon conversion of the note issued to Wharton Capital Partners, Ltd. pursuant to the Wharton Purchase Agreement.

              (v) "Wharton Purchase Agreement" shall mean that certain Convertible Note and Warrant Purchase Agreement dated May 7, 1998 pursuant to which a note and warrant were issued by the Company to Wharton Capital Partners, Ltd.

              (w) "Wharton Warrant" shall mean that certain warrant issued to Wharton Capital Partners, Ltd. pursuant to the Wharton Purchase Agreement.

              (x) "Wharton Warrant Shares" shall mean the shares of Common Stock issuable directly or indirectly upon exercise of the Wharton Warrant.

         1.2  RESTRICTIONS ON TRANSFER.

              (a) Each Investor agrees not to make any disposition of all or any portion of the Restricted Securities held by such Investor unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, provided and to the extent such Section is then applicable, and:

                   (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                   (ii) (A) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and
(B) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act;

         Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is (A) by a


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partnership to its partners or retired partners in accordance with partnership interests, (B) by a corporation to its shareholders in accordance with their interest in the corporation or to any majority-owned subsidiary, (C) by a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) by an Investor to such Investor's family member or a trust for the benefit of such Investor, (E) in the case of Gilat Satellite Networks, Ltd. only, to a Gilat Affiliate (as defined in the Series D Preferred Stock Purchase Agreement between Gilat and the Company dated as of December 3, 1998), (F) in the case of an Ares Affiliate, to another Ares Affiliate, or (G) in the case of Dell USA L.P., to any of its affiliates, provided, in any such case, that the transferee will be subject to the terms of this Section 1.2 to the same extent as if such transferee were an original Investor hereunder.

              (b) Each certificate representing Restricted Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

              (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel at such Investor's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

              (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         1.3 COMPANY RIGHT OF FIRST REFUSAL. In addition to the provisions of Section 1.2 hereof, each Investor agrees not to assign, encumber or dispose of any interest in Restricted Securities except as provided by this
Section 1.3.

              (a)  RIGHT OF FIRST REFUSAL.

                   (i) In the event that an Investor desires (or is required) to sell or transfer any Restricted Securities, such Investor shall first offer such Restricted Securities for sale to the Company upon the terms and conditions specified herein (the "Right of First Refusal") by delivering a notice (the "Notice") to the Company stating (1) the Investor's bona fide intention to sell or otherwise transfer such Restricted Securities, (2) the number of Restricted Securities to be sold or otherwise transferred, (3) the price for which the Investor proposes to sell such Restricted Securities


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and (4) all additional material terms and conditions, if any, of the proposed sale or transfer. The Notice shall also state the name of the proposed buyer or transferee, if known. If the proposed buyer or transferee is unknown at the time such notice is given, the Investor shall so state in the Notice; PROVIDED, HOWEVER, that the Investor may not sell or transfer any Restricted Securities to any competitor of the Company or any party whose interests are materially adverse to the Company, each as determined in good faith by the Board of Directors. The Investor shall attach to the Notice a copy of the written offer, if any, reflecting the terms and conditions of the proposed sale or transfer of the Restricted Securities to the third party.

                   (ii) Within fifteen (15) days following receipt by the Company of the Notice (the "Acceptance Period"), the Company may elect to purchase all but not less than all of the Restricted Securities to which the Notice refers, at the price per share and on the same terms and conditions (including as to form of consideration) as set forth in the Notice.

                   (iii) If the Company elects to purchase such Restricted Securities hereunder, it shall notify the Investor in writing of its intention to purchase such Restricted Securities hereunder and either (1) set a date for the closing of the transaction at a place to be mutually agreed to by the Investor and the Company not later than ten (10) days from the date of such notice at which time the Company shall tender payment for the Restricted Securities so purchased, or (2) include payment in immediately available funds for the Restricted Securities with the Company's notice to the Investor. At such closing, the certificate(s) representing the Restricted Securities so purchased shall be delivered to the Company and canceled or, in the case of payment by the Company by mail, such certificate(s) shall be deemed canceled as of the date of the mailing of the Company's notice and, thereafter, shall be promptly returned by the Investor to the Company by certified or registered mail.

                   (iv) If the Company does not elect to purchase all of the shares to which the Notice refers or does not purchase all of the shares within the required time, the Investor may sell or otherwise transfer such Restricted Securities at the price and on substantially the same terms and conditions specified in the Notice or at a higher price, provided that such sale or transfer is consummated within one hundred and twenty (120) days from the earlier of (1) the lapse of the Acceptance Period or (2) the date of the Company's notice, whether written or oral, advising the Investor that the Company does not intend to purchase the Restricted Securities hereunder; and provided further, that any such sale or transfer is made in accordance with all of the terms and conditions set forth in this Agreement. In the event the Restricted Securities are not disposed of by the Purchaser within such one hundred and twenty (120) day period, such Restricted Securities shall once again be subject to the Right of First Refusal herein provided.

              (b)  INVOLUNTARY TRANSFER.

                   (i) In the event of any transfer by operation of law or other involuntary transfer of all, or a portion, of the Restricted Securities held by an Investor, the Company shall have an option to purchase all of the Restricted Securities so transferred (the "Involuntary Transfer Option") at a price determined in good faith by the Board of Directors of the Company to represent the then-current market value of the Restricted Securities. Upon such a transfer, the person


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acquiring the subject shares shall promptly notify the Secretary of the
Company of such transfer. Notwithstanding the foregoing, an Investor shall not be required to comply with this Section 1.3(b) if such compliance would conflict with any law, Rule or regulation.

                   (ii) The Company shall notify the Investor and the person acquiring the Restricted Securities as to whether the Company wishes to purchase the Restricted Securities pursuant to the Involuntary Transfer Option within fifteen (15) days following the date on which the Company was notified of the transfer. If the Company elects to purchase such shares hereunder, it shall set a date for the closing of the transaction at a place specified by the Company not later than ten (10) days from the date of the Company's notice to the Investor and the person acquiring the Restricted Securities. At such closing, the Company shall tender payment for the Restricted Securities in the form of a check and the certificate(s) representing the shares so purchased shall be canceled.

              (c) RESTRICTION ON ALIENATION. Each Investor agrees that it will not sell, transfer, or otherwise dispose of any of the Restricted Securities unless it complies with the provisions of this Section 1.3, if applicable. Any sale, transfer or disposition or purported sale, transfer or disposition of any Restricted Securities by an Investor shall be null and void unless the terms, conditions and provisions of this Section 1.3, if applicable, are complied with. Each Investor further authorizes the Company to refuse, or to cause its Transfer Agent to refuse, to transfer or record any Restricted Securities to be transferred in violation of this Agreement.

              (d) OBLIGATIONS BINDING UPON TRANSFEREES. All transferees of Restricted Securities or any interest therein will receive and hold such Restricted Securities or interests subject to the provisions of this Agreement, including, insofar as applicable, the Company's Right of First Refusal and Involuntary Transfer Option under this Section 1.3.

              (e) TERMINATION OF RESTRICTIONS. The Right of First Refusal and Involuntary Transfer Option granted by this Section 1.3 shall terminate at such time as any registered initial public offering of Common Stock of the Company, Merger Event or Liquidation Event occurs, as "Merger Event" or "Liquidation Event" are defined in the Restated Articles.

              (f)  EXCLUDED TRANSFERS.  The restrictions on transfer of this
Article 1.3 shall not apply to a transfer by an Investor which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation or to a majority-owned subsidiary,
(C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) to the Investor's family member or trust for the benefit of an individual Investor,
(E) made by way of inheritance or bequest, (F) made, in the case of Gilat Satellite Networks, Ltd. only, to a Gilat Affiliate (as defined in the Series D Preferred Stock Purchase Agreement between Gilat and the Company dated as of December 3, 1998), (G) made, in the case of an Ares Affiliate only, to another Ares Affiliate or (H) made, in the case of Dell USA L.P., to one of its affiliates, provided, in any such case, that the transferee will be subject to the terms of this Section 1.3 to the same extent as if such transferee were an original Investor hereunder.


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     1.4      DEMAND REGISTRATION.

         (a) DEMAND FOR REGISTRATION. In case the Company shall receive from the Initiating Holders a written demand that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, and only in the event that the aggregate offering price of the Registrable Securities proposed to be registered equals or exceeds two million dollars ($2,000,000) (provided that the determination of the aggregate offering price of the Registrable Securities proposed to be registered shall be made by the Initiating Holders in good faith), the Company will:

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders, which notice, in any event, shall be given at least twenty (20) business days before the effectiveness of any registration under this Section 1.4; and

               (ii) use its best efforts to effect such registration, qualification or compliance as soon as practicable (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations), in respect of such Registrable Securities and as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request in writing received by the Company within twenty (20) days after receipt of such written notice from the Company; PROVIDED, that the Company shall NOT be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) Before the earlier to occur of March 31, 2004 or six
(6) months after the effective date of the Company's first registered offering to the general public of its securities for its own account;

                    (C) After the Company has effected three registrations pursuant to this Section 1.4(a), so long as such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold.

         Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so demanded pursuant to this Section 1.4(a); PROVIDED, HOWEVER, that if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed the Company shall have the right to defer such filing for a period of not more than ninety (90)

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days after receipt of the demand of the Initiating Holders; PROVIDED,
HOWEVER, that the Company may not utilize this right more than once in any twelve month period.

         (b) UNDERWRITING. The Initiating Holders of any given demand registration pursuant to this Section 1.4 shall determine the method of distribution. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to Section 1.4 and the Company shall include such information in the written notice referred to in this Section 1.4(a)(i). The right of any Holder to registration pursuant to Section 1.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested and provided herein.

         The Company shall (together with all Holders and other parties proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative(s) of an underwriter or underwriters of recognized national standing (the "Underwriter's Representative") selected for such underwriting by the Company, subject to the approval of the Initiating Holders, which shall not be unreasonably withheld. Notwithstanding any other provision of this Section 1.4, if the Underwriter's Representative advises the Company and the Initiating Holders in writing at any time prior to effectiveness that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all holders of Registrable Securities, and the Underwriter's Representative may limit the number of Registrable Securities to be included in the registration and underwriting; PROVIDED, HOWEVER, that if the registration was demanded (i) by the Holders of not less than twenty-five (25%) of the outstanding Series C Registrable and Securities Series D Registrable Securities then any such limitation will first exclude securities that are not Series C Registrable Securities or Series D Registrable Securities, and to the extent Series C Registrable Securities and/or Series D Registrable Securities are excluded, they shall be excluded on a pro-rata basis in proportion to the number of Series C Registrable Securities and/or Series D Registrable Securities held by each such Holder; or (ii) by one or more Holders of Series C Registrable Securities or by one or more Ares Affiliates, then any such limitation will first exclude securities that are not Series C Registrable Securities or Series D Registrable Securities held by an Ares Affiliate, and to the extent Series C Registrable Securities and/or Series D Registrable Securities held by an Ares Affiliate are excluded, they shall be excluded on a pro-rata basis in proportion to the number of Series C Registrable Securities and/or Series D Registrable Securities held by each such Holder. The Company and/or the Underwriters's Representative may, in their sole discretion, round the number of securities offered hereunder to the nearest 100 shares. No securities excluded from the underwriting by reason of the Underwriter's Representative marketing limitation shall be included in such registration.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter's Representative and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; PROVIDED, HOWEVER, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other participating Holders may be included in such registration (up to the maximum of any limitation imposed by the

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

Underwriter's Representative), then the Company shall allocate such greater number of Registrable Securities first to the Initiating Holders of such registration, on a pro-rata basis in proportion to the number of Registrable Securities then held by each such Initiating Holder, and second to such other Holders on a pro rata basis in proportion to the number of shares of Registrable Securities requested by such other Holders. Any Registrable Securities so withdrawn from registration shall be subject to the market standoff provisions set forth in Section 1.14 hereof.

         If the Underwriter's Representative has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of other shareholders of the Company in such registration if the Underwriter's Representative so agrees.

         (c) WITHDRAWAL. The Initiating Holders at any time prior to the effective date of any registration pursuant to this Section 1.4 may withdraw its demand for such registration by giving written notice to the Company and such registration shall not count towards determining if the Company has effected three registrations pursuant to Section 1.4(a)(ii)(C); PROVIDED, HOWEVER, that the Initiating Holders shall be responsible for the reasonable expenses of such registration so long as the Company shall have complied in good faith with its obligations hereunder to effect such registration as soon as practicable after the demand of the Initiating Holders, and, PROVIDED, FURTHER, that the Initiating Holders will not be responsible for any such expenses if they withdraw their demand within ten (10) business days after the end of a registration deferral period effected by the Company pursuant to
Section 1.4(a)(ii).

     1.5      COMPANY REGISTRATION.

         (a) If at any time or from time to time the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their registration rights pursuant to Section 1.4 or 1.7, other than (i) a registration relating solely to employee benefit plans or a registration relating to a corporate reorganization or other transaction under Rule 145, or (ii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of debt securities which are also being registered, the Company will:

               (i) promptly give to each Holder written notice thereof, which notice, in any event, shall be given at least twenty (20) business days before the effectiveness of any registration under this Section 1.5; and

               (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.5(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

         (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Section 1.5, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, and the Company so advises the Holders of Registrable Securities, the representative may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting; PROVIDED, HOWEVER, that such underwriting limitation shall be applied first to exclude shares that are not Registrable Securities, and any balance of the shares to be excluded then shall be allocated pro rata among the Holders of Registrable Securities in proportion to the number of Registrable Securities requested by each such Holder to be included in such registration and underwriting, except that the underwriter's representative may (i) in the case of the Company's initial registered public offering, exclude some or all Registrable Securities from such registration and underwriting on a pro rata basis as described above and (ii) in the case of any subsequent registered public offering (other than a registered public offering effected pursuant to Section 1.4), not limit the number of shares of Registrable Securities to be included in such registration and underwriting to less than thirty-five percent (35%) of the securities included in such public offering (based on aggregate market values). If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn. Any Registrable Securities so withdrawn shall be subject to the market standoff provisions of
Section 1.14 hereof.

         (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.5 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

    1.6 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.4, 1.5 and 1.7 hereof shall be paid by the Company.

    1.7 REGISTRATION ON FORM S-3 AND FOLLOWING THE INITIAL PUBLIC OFFERING OF THE COMPANY. After its initial public offering, the Company shall use its best efforts to qualify for registration on

Form S-3 under the Securities Act or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to demand registrations on Form S-3; PROVIDED, HOWEVER, that the proposed aggregate offering price to the public of the securities to be so registered (net of underwriting discounts and commissions, if any) would exceed $2,000,000 (provided that the determination of the aggregate offering price of the Registrable Securities proposed to be registered shall be made by the Holders demanding such registration in good faith); and, PROVIDED FURTHER, that the Company shall not be required to effect more than two registrations pursuant to this Section 1.7 in any twelve (12) month period. In the event the registration is proposed by the Holders of a majority of the Registrable Securities to be included in such registration to be part of a firm commitment underwritten public offering, (i) the substantive provisions of
Section 1.5(b) shall be applicable to each such registration initiated under this Section 1.7, and (ii) subject to the reasonable approval of the Holders of a majority of the Registrable Securities to be included in such registration, the Company shall be entitled to select the underwriter, which shall be an investment bank of recognized national standing.

         Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7:

         (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service or process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

         (b) if the Company, within ten (10) days of the receipt of the request of the Holders, gives notice of its BONA FIDE intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such demand (other than with respect to a registration statement relating to Rule 145 transaction, an offering solely to employees, or any other registration which is similarly not appropriate for the registration of Registrable Securities);

         (c) on the date filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or any other registration which is similarly not appropriate for the registration of Registrable Securities); or

         (d) if the Company shall furnish to the Holders proposing to distribute Registrable Securities a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its reasonable best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the demand to file such registration by such Holders, provided that the Company may not exercise this deferral right more than once in any twelve (12) month period with respect to any one such demand for registration.

    1.8 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1, the Company will prepare and file with the Commission a registration statement on an appropriate term including the Registrable Securities being registered and, subject to Section 1.5(c), will use its best efforts to cause such registration statement to become effective and will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

         (a) Keep such registration continuously effective for a period of one hundred and eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 180 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and so that such registration statement and prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

         (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

         (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

         (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

         (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

         (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution and indemnification provisions. The Company will retain the necessary counsel and accountants in order to provide the legal opinions on behalf of the Company and comfort letters required by such underwriting agreement and shall provide copies thereof to each seller of Registrable Securities who so requests.

    1.9       INDEMNIFICATION.

         (a) The Company will indemnify each Holder, each of its officers, directors, partners, members, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any Rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, members, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action provided that the Company will not be liable in any such case to any Holder or underwriter to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify (severally, but not jointly) the Company, each of its directors, officers, partners, members and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, partners and members, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, members, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

         (c) Each party entitled to indemnification under this Section 1.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, PROVIDED, HOWEVER, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and PROVIDED FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 1, to the extent such failure is not materially prejudicial; and PROVIDED FURTHER, that the Indemnifying Party shall not assume the defense for matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them or if the Indemnified Party has reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, but shall instead in such event pay the fees and costs of separate counsel for the Indemnified Party or any other Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that: (i) contains an admission of fault on the part of any Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to each such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an

Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

           (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement of omission.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.10 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.11 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Majority Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights which are senior or more advantageous in any respects to the rights granted hereunder.

     1.12 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

           (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

           (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

           (c) So long as a Investor owns any Restricted Securities, furnish to the Investor forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Investor may reasonably request in availing itself of any Rule or regulation of the Commission allowing a Investor to sell any such securities without registration.

     1.13 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities granted to a Holder by the Company under this Section 1 may be transferred or assigned by a Holder in connection with the transfer of such Registrable Securities, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1; and provided further that such transferee acquires at least 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) or all remaining shares held by any Holder

     1.14 MARKET STANDOFF AGREEMENT. In connection with any firm commitment underwritten initial public offering of the Company's securities in connection with an effective registration statement under the Securities Act, each Holder agrees, upon the request of the underwriters managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of such underwriters for such period of time not to exceed one hundred eighty (180) days from the effective date of such registration, as may be requested by the underwriters, provided that the officers and directors of the Company and any beneficial holders of five percent (5%) or more of the number of shares of outstanding Common Stock also agree to such restrictions. With respect to any other firm commitment underwritten public offering of the Company's securities in connection with an effective registration statement under the Securities Act, upon the request of the underwriters managing such underwritten offering of the Company's securities, each Holder who is an officer, director or affiliate (as that term is defined in Rule 144) of the Company or is a beneficial holder of five percent (5%) or more of the number of shares outstanding Common Stock agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of such underwriters for such period of time not to exceed ninety (90) days from the effective date of such registration, as may be requested by the underwriters, provided that the officers and directors of the Company and any beneficial holders of five percent (5%) or more of the number of shares of outstanding Common Stock also agree to such restrictions. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 1.14.

     1.15 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 1.4, 1.5 and 1.7 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date five (5) years after the effective date of the initial registered public offering of the Common Stock of the Company or
(ii) the date one (1) year after such time that such Holder may sell all the Registrable Securities held by such Holder under Rule 144(k), so long as the Company's Common Stock is traded on either the New York Stock Exchange or on NASDAQ, or any successor exchange or listing thereto.

2.   COVENANTS OF THE COMPANY.

     The Company hereby covenants and agrees as follows:

     2.1 BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to each Investor:

           (a) As soon as practicable after the end of each fiscal year of the Company (including, without limitation, fiscal 1998), and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company's operating plan for such year.

           (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

     2.2   ADDITIONAL INFORMATION AND RIGHTS.

           (a) The Company will permit any Investor or its representative, so long as such Investor or its representative either (i) owns at least 50,000 shares of Restricted Securities (subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) or (ii) represents that it is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101 (each, a "Significant Holder"), and provided such Investor is not reasonably identified by the Board of Directors of the Company as a competitor of the Company, to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

           (b)  The Company will deliver the reports described below in this
Section 2.2 to each Significant Holder:

                   (i) Annually (and in any event no later than ten (10) days after adoption by the Board of Directors of the Company) the financial plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. Any material changes in such financial plan shall be delivered to each Significant Holder as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

                  (ii) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such person may from time to time reasonably request.

                 (iii) As soon as practicable after transmission or occurrence and in any event within ten (10) days thereof, copies of any response or communications delivered to any class of the Company's security holders or broadly to the financial community, including any filings by the Company with any securities exchange, the Securities and Exchange Commission or the National Association of Securities Dealers, Inc.

           (c) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Investor or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

           (d) Anything in Section 2 to the contrary notwithstanding, no Investor or Significant Holder by reason of this Agreement shall have access to any trade secrets or confidential information of the Company. Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this
Section 2.2 or obtained pursuant to Section 2.12. Notwithstanding the foregoing sentence, a Significant Holder may disclose confidential information obtained pursuant to this Section 2.2 or Section 2.12 if the Company has previously made such information available to the public generally or if required by law or regulation or to assert a claim or defense, provided the Company is given reasonable advance notice of the intended disclosure and an opportunity to seek confidential treatment or an appropriate court order preventing public disclosure.

           (e) From the date the Company becomes subject to the reporting requirements of the Exchange Act (which shall include any successor federal statute), and in lieu of the financial information required pursuant to Sections 2.1 and 2.2, copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

           (f) Each Investor who represents to the Company that it is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101 shall in addition have the right to consult with and advise the officers of the Company as to the management of the Company.

           (g)  The information and other rights granted to an Investor under
Section 2.1 and 2.2 may be transferred or assigned by an Investor in connection with the transfer of Restricted Securities, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights is not reasonably deemed to be a competitor of the Company; and provided further that such transferee acquires at least 50,000 shares of Restricted Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) or all remaining shares held by any Investor.

     2.3 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Holder of at least 50,000 Registrable Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities, assuming full conversion of all Preferred Stock, to the total number of shares of Common Stock beneficially held by all Holders immediately prior to the issuance of New Securities, assuming full conversion of all Preferred Stock and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company held by all Holders. Each Holder of at least 50,000 Registrable Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities hereunder, the other Holders may purchase the non-purchasing Holder's portion on a pro rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

           (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) any securities issued pursuant to the Purchase Agreement or outstanding on the date of this

Agreement; (ii) securities issued upon conversion of the Company's Preferred Stock; (iii) any additional shares of Common Stock issued pursuant to Section 5(c) of Article V(B) of the Restated Articles; (iv) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (v) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (vi) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vii) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (viii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (ix) securities issued in an underwritten public offering pursuant to a registration under the Securities Act; (x) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (xi) securities issued to strategic investors in connection with corporate partnering transactions not principally designed to raise capital, up to an aggregate of $50,000,000 on terms approved by the Board of Directors; and (xii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (xi) above.

           (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder of at least 50,000 Registrable Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each such Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms (including as to form of consideration) specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

           (c) In the event the Holders of at least 50,000 Registrable Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) fail to exercise fully their right of first refusal within said twenty (20) day period and after the expiration of the 10-day period for the exercise of the over-allotment provisions of this Section 2.3, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) to sell the New Securities in respect of which such Holders' right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms (including as to form of consideration) no more favorable to the purchasers thereof than specified in the Company's notice to the Holders pursuant to Section 2.3(b). In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 2.3(b) above.

           (d)  The right of first refusal granted to a Holder under this
Section 2.3 may be transferred or assigned by such Holder in connection with the transfer of Registrable Securities, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned, and, provided further that such transferee acquires at least 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) or all remaining shares held by any Holder.

     2.4 PROMPT PAYMENT OF TAXES, ETC. The Company will timely file all required tax returns and reports and will promptly pay and discharge, or cause to be paid and discharged, when due and payable (or prior to the expiration of any applicable extensions therefor), all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the Company's Board of Directors, all other indebtedness incident to operations of the Company.

     2.5 MAINTENANCE OF PROPERTIES AND LEASES. The Company will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the business, assets, operations, condition (financial or otherwise) or results of operations of the Company.

     2.6 INSURANCE. Except as otherwise decided in accordance with policies adopted by the Company's Board of Directors, the Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by similarly situated companies in the Company's line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     2.7 ACCOUNTS AND RECORDS. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     2.8 INDEPENDENT ACCOUNTANTS. The Company will retain independent public accountants of recognized national standing who shall audit and certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter notify the Investors and will request the firm of independent public accountants whose services are terminated to deliver to the Investors a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Investors the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

     2.9 COMPLIANCE WITH REQUIREMENTS OF GOVERNMENT AUTHORITIES. The Company and all its subsidiaries shall duly observe and conform to all laws, statutes, rules, regulations and valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

     2.10 MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business.

     2.11 EMPLOYEE AND OTHER STOCK ARRANGEMENTS. The Company will not, without the written approval of the Majority Holders, issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of the Company or a subsidiary except for (a) the issuance of up to 5,400,000 shares of Common Stock under the Company's 1997 and 1998 Stock Option Plans and (b) the issuance of additional shares of additional Common Stock or options or rights exercisable for shares of Common Stock, such additional shares not to exceed on an aggregate basis 5% of the outstanding Common Stock of the Company as of the date hereof on a fully diluted basis.

     2.12 ATTENDANCE AT BOARD MEETINGS. Each Significant Holder or its representative shall have the right to attend all meetings of the Board of Directors in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors; provided, however, that the Company may require as a condition precedent to any Significant Holder's rights under this Section 2.12 that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to the Board of Directors shall agree to abide by the confidentiality provisions set forth in Section 2.2(d) with respect to all information so received during such meetings or otherwise; and, provided further, that the Company reserves the right not to provide information and to exclude such Significant Holder (or its representative) from any meeting of its Board of Directors if delivery of such information or attendance at such meeting by such Significant Holder (or its representative) would result in disclosure of trade secrets to such Significant Holder or its representative or would adversely affect the attorney-client privilege between the Company and its counsel or if such Significant Holder or its representative is a direct competitor of the Company.

     2.13 TRANSACTIONS WITH AFFILIATES. The Company shall not, without the approval of the disinterested members of the Company's Board of Directors , engage in any loans, leases, contracts or other transactions with any director, officer, key employee or other affiliate of the Company, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

     2.14 OTHER CAPITAL STOCK. The Company shall not issue any other capital stock of the Company other than the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or capital stock which is junior in all respects to the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock without the written prior approval of the Majority Holders.

     2.15 PUBLIC COMPANY. The Company shall exert reasonable best efforts to complete a Qualified Public Offering, as such term is defined in Section 4(b) of Article V(B) set forth in the Restated Articles, as soon as possible following the date hereof.

     2.16 TERMINATION OF COVENANTS. The covenants set forth in this Section 2 shall terminate and be of no further force and effect after the closing of a Qualified Public Offering, as such term is defined in Section 4(b) of
Article V(B) set forth in the Restated Articles.

3.   MISCELLANEOUS.

     3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, as applied to agreements among California residents entered into and to be performed entirely within California.

     3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     3.4 AMENDMENT; WAIVER. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Holders. Notwithstanding the foregoing, (i) no amendment shall be made to this Agreement which adversely affects the relative rights and preferences of a particular class of Holders (i.e., the Series C Registrable Securities, the Series D Registrable Securities, the Series E Registrable Securities, the Wharton Note Shares or the Wharton Warrant Shares) without the written consent of a majority of the Registrable Securities held by the Holders in such adversely affected class and (ii) in no event shall the rights of Ares or an Ares Affiliate under
Section 1.1(f) (as applied in Section 1.4), Section 1.2, Section 1.3(f) or this Section 3.4 be amended or waived, except upon the written consent of Ares or such Ares Affiliate. Any amendment or waiver effected in accordance with this Section 3.4, as applicable, shall be binding upon each Investor, Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company.

     3.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier, addressed (a) if to an Investor, as indicated on the list of Investors attached hereto as EXHIBIT A, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number set forth on Exhibit A or as the Company shall have furnished to each Investor in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

     3.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach or default under this Agreement or any waiver on the part of any Investor of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.

     3.7 RIGHTS; SEPARABILITY. Unless otherwise expressly provided herein, an Investor's rights hereunder are several rights, not rights jointly held with any of the other Investors. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.8 CONFIDENTIAL INFORMATION. Each Investor acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys) except in connection with the exercise of rights under this Agreement. Notwithstanding the foregoing sentence, an Investor may disclose such confidential information if the Company has previously made such information available to the public generally or if required by law or regulation or to assert a claim or defense, provided the Company is given reasonable advance notice of the intended disclosure and an opportunity to seek confidential treatment or an appropriate court order preventing public disclosure.

     3.9 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be executed and delivered by facsimile, provided that such delivery is promptly followed by the delivery of hard copy of the same.

     3.11 PRIOR AGREEMENT. Upon the execution of this Agreement by (i) the Company, (ii) the New Investors, (iii) the Warrant Holders and (iv) the holders of a majority of the Series C Registrable Securities and the holders of a majority of the Series D Registrable Securities, this Agreement shall supersede and replace the Prior Agreement, which shall be terminated and cease to have any further force and effect. Each Series C Holder and Series D Holder executing this Agreement hereby waives any and all rights of the Holders of Registrable Securities granted pursuant to Section 2.3 of the Prior Agreement with respect to all shares of the Company's Series E
Preferred Stock to be issued pursuant to the Purchase Agreement. Each Series C Holder and Series D Holder executing this Agreement hereby consents, pursuant to the terms of Section 2.14 of the Prior Agreement, to the issuance of the Series E Preferred Stock.

     3.12 NEW HOLDERS. If a warrant to purchase the Company's Series D Preferred Stock or Common Stock is granted by the Company to a Lessor, then, notwithstanding anything in Section 3.4 to the contrary, no consent of any Holder shall be required to add such Lessor as a party to this Agreement. Each such Lessor shall execute a counterpart to this Agreement in substantially the form attached hereto as EXHIBIT B and, upon execution by such Lessor and by the Company, shall be considered a 'Holder' and an 'Investor' for purposes of this Agreement and shall be added to EXHIBIT A under the caption 'Warrant Investors.'




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investor's Rights Agreement effective as of the day and year first above written.


ZAPME! CORPORATION                    DELL USA L.P.
                                      BY DELL GEN. P. CORP., ITS GENERAL PARTNER

By: /s/ Lance Mortensen               By: /s/ Thomas H. Welch
   -------------------------             ---------------------------------------
       Chairman and Chief
Title: Executive Officer              Print your name: Thomas H. Welch
      ----------------------                          --------------------------
                                      Title: Vice President and Assistant
                                             Secretary
                                            ------------------------------------

                                      INVESTOR

                                      By: /s/ Richard Gadbois
                                         ---------------------------------------

                                      Print your name: Richard Gadbois
                                                      --------------------------


                                      PACESETTER CAPITAL CORPORATION

                                      By:
                                         ---------------------------------------

                                      Print your name:
                                                      --------------------------

                                      Title:
                                            ------------------------------------


                                      LEASING TECHNOLOGIES INTERNATIONAL, INC.

                                      By:
                                         ---------------------------------------

                                      Print your name:
                                                      --------------------------

                                      Title:
                                            ------------------------------------


                                      EXISTING INVESTOR

                                      Entity Name:
                                                  ------------------------------

                                      By:
                                         ---------------------------------------

                                      Print your name:
                                                      --------------------------

                                      Title:
                                            ------------------------------------


(SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                      IMPERIAL BANK

                                      By:
                                         ---------------------------------------

                                      Print your name:
                                                      --------------------------

                                      Title:
                                            ------------------------------------






(SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                   EXHIBIT A

INVESTOR ("PRIOR HOLDERS")

JNC STRATEGIC FUND, LTD.
Address: c/o Olympia Capital (Cayman) Ltd.
Williams House, 20 Reid Street
Hamilton HM 11, Bermuda
Attn: Thomas Davis

with a copy to:
Neil Chau
Encore Capital Management LLC
12007 Sunrise Valley Drive, Suite 460
Reston, VA  20191

RESONANCE LIMITED
Address: c/o Pergrine Corporate Service Limited
Burleigh Manor, Peel Road
Douglas, Isle of Man  IM15EP
British Isles
Tel: 011-44-624-626-586
Fax: 011-44-624-612-960

JULES NORDLICHT
Address: 255 West Beach Street
Long Beach, NY  11561
Tel: (   ) 432-4636

BRIAN HERRERA
Address: 4350 Rosewood Drive
Pleasanton, CA  94588
Tel: (925) 416-1100

CAVCO OF NORTH FLORIDA, INC.
Address: 9250 Baymeadows Road
Suite 220
Jacksonville, FL  32256
Attn: Charles C. Appleby
Tel: (904) 636-0032
Fax: (904) 636-0699

BARRY MINSKY
Address: c/o Wharton Capital Partners, Ltd.
545 Madison Avenue
New York, NY 10022

GILAT SATELLITE NETWORKS LTD.

Address: Gilat House
Yegia Kapayim Street,
Daniv Park
Kiryat Arye,
Petach Tikva 49130
Israel
Attn: Ami Samuels
Tel: 011-972-3-925-2000
Fax: 011-972-3-925-2222

ARES LEVERAGED INVESTMENT FUND, L.P.
Address: 1999 Avenue of the Stars, Suite 1900
Los Angeles, CA  90067
Attn: Eric Beckman
Tel: (301) 201-4215
Fax: (301) 201-4171

ARES LEVERAGED INVESTMENT FUND II, L.P.
Address: 1999 Avenue of the Stars, Suite 1900
Los Angeles, CA  90067
Attn: Eric Beckman
Tel: (301) 201-4215
Fax: (301) 201-4171

SYLVAN LEARNING SYSTEMS, INC.
Address: 1000 Lancaster St.,
Baltimore, MD 21202
Attn: Bob Zentz
Tel: (410) 843-8000
Fax: (401) 843-8060

RICK INATOME
Address: 1800 West Maple Road,
Troy, MI 48084
Tel:
Fax:

         SALLY MCGUIRE
         Address:  7803 Glenroy Rd., Suite 300
         Bloomington, MN  55439
         Tel:
         Fax:

         J. P. SAMPER
         Address:  505 Hamilton Avenue,
         Palo Alto, CA  94301
         Tel:
         Fax:

         STERLING ZAPME LLC
         Address:  650 Dundee Rd., Suite 370
         Northbrook, IL  60062
         Attn:  Steven M. Taslitz
         Tel:
         Fax:

         TROCADERO GROUP LLC
         Address:  7803 Glenroy Road
         Suite 300
         Bloomington, MN  55439
         Tel:
         Fax:

         QUINCE ASSOCIATES, L.P.
         Address:  555 Zang Street, Suite 300
         Lakewood, CO 80228
         Tel:
         Fax:

         DRAKE HOLDINGS LIMITED
         Address:  33 Yonge Street, Suite 300
         Toronto, Ontario, M5E1G4, Canada
         Tel:
         Fax:

         ENCORE CAPITAL MANAGEMENT, LLC
         Address:  12007 Sunrise Drive
         Reston, VA  20191
         Tel:
         Fax:

         STRONG RIVER INVESTMENTS LTD
         Address:  630 Fifth Avenue, 20th Floor
         New York, NY  10111
         Tel:
         Fax:

         HEADWATERS CAPITAL
         Address:  220 Montgomery Street, Suite 500
         San Francisco, CA  94104
         Attn:  Tim Keating
         Tel:
         Fax:

         JOEL KIRSCHBAUM
         Address:  Kirkland Investors LLC
         527 Madison Ave., 17th Floor
         New York, NY 10022
         Tel:
         Fax:

         ANTHONY L. DICESARE
         Address:  Kirkland Investors LLC
         527 Madison Ave., 17th Floor
         New York, NY 10022
         Tel:
         Fax:

         STEPHEN C. PERRY
         Address:  Kirkland Investors LLC
         527 Madison Ave., 17th Floor
         New York, NY 10022
         Tel:
         Fax:

         WS INVESTMENT COMPANY 99A
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-6811

         JAMES N. STRAWBRIDGE
         Address:  Centraal Corporation
         2 Circle Star Way, 2nd Floor
         San Carlos, CA  94070-1350
         Tel: (650) 298 8080

         Fax: (650) 298 8085

         SUZANNE BELL
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-6811

         QUESTMARK PARTNERS, L.P.
         Address:  c/o QuestMark Management Co., Inc.
         One South Street, Suite 800
         Baltimore, MD  21202
         Attn:  Tim Krongard
         Tel:  (   )
         Fax:  (   )

         ZM CO-INVESTMENT LLC
         Address:  1999 Avenue of the Stars, Suite 1900
         Los Angeles, CA  90067
         Attn:  Eric Beckman
         Tel:  (   )
         Fax:  (   )

         LANCASTER EQUITIES, LLC
         Address:  1000 Lancaster St.
         Baltimore, MD  21202
         Attn:  Thomas McCord
         Tel:  (   )
         Fax:  (   )

         ZAP INVESTMENTS, LLC
         Address:  1000 Lancaster St.
         Baltimore, MD  21202
         Attn:  William F. Achtmeyer
         Tel:  (   )
         Fax:  (   )

         PHOENIX WORLDWIDE LIMITED
         Address:  c/o Kleinhadler Halevy Law Firm
         30 Kalisher Street
         Tel Aviv, 65257, Isreal
         Attn:  Amir Halevy
         Tel:  (   )
         Fax:  (   )

         MAPLE PROPERTIES LIMITED
         Address:  c/o Kleinhadler Halevy Law Firm
         30 Kalisher Street
         Tel Aviv, 65257, Isreal
         Attn:  Amir Halevy
         Tel:  (   )
         Fax:  (   )

         AMI SAMUELS
         Address:  c/o Gilat Satellite Networks, Ltd.
         Yegia Kapayim Street
         Kiryat Arye, Petah Tikva, 49130, Isreal
         Tel:  (   )
         Fax:  (   )

          EL QUESTOR LIMITED
         Address:  c/o Kleinhadler Halevy Law Firm
         30 Kalisher Street
         Tel Aviv, 65257, Isreal
         Attn:  Amir Halevy
         Tel:  (   )
         Fax:  (   )

         MORENO LTD.
         Address:  c/o  Kleinhadler Halevy Law Firm
         30 Kalisher Street
         Tel Aviv, 65257, Isreal
         Attn: Amir Halevy
         Tel:  (   )
         Fax:  (   )

         YOUNG PROPERTIES LIMITED
         Address:  c/o  Kleinhadler Halevy Law Firm
         30 Kalisher Street
         Tel Aviv, 65257, Isreal
         Attn: Amir Halevy
         Tel:  (   )
         Fax:  (   )

         GARCIA LIMITED
         Address:  c/o  Kleinhadler Halevy Law Firm
         30 Kalisher Street
         Tel Aviv, 65257, Isreal
         Attn: Amir Halevy
         Tel:  (   )

         Fax:  (   )

         MICHAEL TSUK
         Address:  7 Aliya St.
         Ramat-Hasharon 47249, Isreal
         Tel:  (   )
         Fax:  (   )

         SHELDON REVKIN
         Address:  11900 Gainsborough Road
         Potomac, Maryland  20854
         Tel:  (   )
         Fax:  (   )

         DAVID SHIFF
         Address:  8510 Garfield St.
         Bethseda, MD  20817
         Tel:  (   )
         Fax:  (   )

         DANIEL J. BERGESON
         Address:  Ten Almaden Blvd., Suite 200
         San Jose, CA  95113
         Tel:  (408)
         Fax:  (408)

         DAVID J. BERGER
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-

         THOMAS G. BROWN
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-6811

         ANDREW P. BRIDGES
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-6811

         JAMES A. DIBOISE
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-6811

         MICHAEL S. ELLIS
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-6811

         ANDREW HIRSCH
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-6811

          TIMOTHY T. SCOTT
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-6811

         TIMOTHY V. SPARKS
         Address:  650 Page Mill Road
         Palo Alto, CA  94304
         Tel:  (650) 493-9300
         Fax:  (650) 493-6811

         RICHARD STEELE
         Address:  Centraal Corporation
         2 Circle Star Way, 2nd Floor
         San Carlos, CA  94070-1350
         Tel: (650) 298 8080
         Fax: (650) 298 8085

         INVESTOR ("NEW INVESTORS")

         DELL USA L.P.
         Address: One Dell Way
         Round Rock, Texas 78682
         Attn: Vice President, Business Development
         Tel:
         Fax:

         RICHARD GADBOIS
         Address:  4000 MacArthur Court
         Newport Beach, CA 92660
         Tel: (800) 814-5666
         Fax: (949) 955-6079

         INVESTOR ("WARRANT HOLDERS")

         PACESETTER CAPITAL CORPORATION
         Address: 351 California Street    Suite 1600
         San Francisco, CA 94104-2412
         Attn:  Mr. Max E. LaCounte, President
         Tel:  (415) 834-0773
         Fax: (415) 834-0774

         LEASING TECHNOLOGIES INTERNATIONAL, INC.
         Address:
         Tel:  (  )
         Fax:  (  )

         IMPERIAL BANK
         Address:
         Tel:  (  )
         Fax:  (  )

         COMPANY

         ZAPME! CORPORATION:
         3000 Executive Parkway, Suite 150
         San Ramon, CA 94583
         Tel:  (925) 543-0300
         Facsimile:  (925) 543-0301
         Attn:  Bruce D. Bower,
         Vice President, Business Development
         General Counsel and Secretary

                                    EXHIBIT B



         IN WITNESS WHEREOF, pursuant to Section 3.12 of the Fourth Amended and Restated Investors' Rights Agreement (the "Agreement") the parties have executed this signature page to the Agreement this ___ day of _______, ____.





                                          ZAPME! CORPORATION

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------


                                          [WARRANT INVESTOR]

                                          Name:
                                               --------------------------------

                                          Signature:
                                                    ---------------------------

                                          Print your name:
                                                          ---------------------

                                          Title (if applicable):
                                                                ---------------